          As filed with the Securities and Exchange Commission on June 20, 1997
                                                      Registration No. 333-

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    --------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933

                                    --------------

                              FIRST SECURITY CORPORATION
                (Exact name of registrant as specified in its charter)

        DELAWARE                        6711                   87-6118148
 (State or other juris-      (Primary Standard Industrial   (I.R.S. Employer
diction of incorporation      Classification Code Number)   Identification No.)
    or organization)


                                 79 SOUTH MAIN STREET
                             SALT LAKE CITY, UTAH  84111
                                    (801) 246-5706
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)

                                    --------------

                                   SCOTT C. ULBRICH
                 EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              FIRST SECURITY CORPORATION
                                 79 SOUTH MAIN STREET
                             SALT LAKE CITY, UTAH  84111
                                    (801) 246-5706
                       (Name, address, including zip code, and
             telephone number, including area code, of agent for service)

                                    --------------

                                      Copies To:
                                A. ROBERT THORUP, ESQ.
                                RAY, QUINNEY & NEBEKER
                                 79 SOUTH MAIN STREET
                              SALT LAKE CITY, UTAH 84111
                                    (801) 323-3359
                                 (FAX) (801) 323-3630

                                    --------------

    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Effective Time of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                                    --------------

                           CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF          AMOUNT TO BE REGISTERED        PROPOSED MAXIMUM             PROPOSED MAXIMUM          AMOUNT OF
SECURITIES TO BE REGISTERED                                 OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK ($1.25 PAR VALUE)        47,767 shares               $27.0625(1)                 $1,292,694(2)             $391.56
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK RIGHTS (2)               47,767 rights                  None                        None                     None
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

   (1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, as determined on June 16, 1997.

   (2) One Right to purchase Junior Series B Preferred Stock of FSC is associated with each share of Common Stock. The Rights are not transferable separately from the Common Stock except in limited circumstances.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

------------------------------------------------------------------------------

  This Registration Statement consists of ____ consecutively numbered pages.
          The Exhibit Index is on consecutively numbered page ____.

                               CROSS-REFERENCE SHEET

                            FIRST SECURITY CORPORATION

ITEM
 NO.   ITEM                               LOCATION IN PROSPECTUS
----   ----                               ----------------------

 1     Forepart of Registration           Facing page, cross-reference sheet;
       Statement and Outside Front        cover page of Prospectus
       Cover Page of Prospectus

 2     Inside Front and Outside Back      Available Information; Incorporation
       Cover Pages of Prospectus          of Certain Documents by Reference

 3     Summary Information, Risk          Cover Page of Prospectus
       Factors and Ration of Earnings
       to Fixed Charges

 4     Use of Proceeds                    Not Applicable

 5     Determination of Offering Price    Not Applicable

 6     Dilution                           Not Applicable

 7     Selling Security Holders           Selling Shareholder

 8     Plan of Distribution               Not Applicable

 9     Description of Securities to be    Incorporation of Certain Documents
       Registered                         by Reference

10     Interests of Named Experts and     Experts
       Counsel

11     Material Changes                   Not Applicable

12     Incorporation of Certain           Incorporation of Certain Documents
       Information by Reference           by Reference

13     Disclosure of Commission           Disclosure of Commission
       Position on Indemnification for    Position on Indemnification for
       Securities Act Liabilities         Securities Act Liabilities

       Exhibit Index                       Page II-6

                                  PROSPECTUS
                          FIRST SECURITY CORPORATION

                         47,767 Shares of Common Stock

                                $1.25 Par Value
                    ----------------------------------------

    This Prospectus relates to up to 47,767 shares of common stock (the "Shares") of First Security Corporation (the "Company") which may be offered from time to time by the selling shareholders named herein (the "Selling Shareholder"). The Company will not receive any of the proceeds from the sale of the Shares. The Company will bear the costs relating to the registration of the Shares.

    All of the securities offered hereby are to be offered for the account of existing holders of shares of the Company's common stock.

    The Shares may be offered for sale from time to time by the Selling Shareholders named herein, or by their pledgees, donees, transferees or other successors in interest, to or through underwriters or directly to other purchasers or through agents in one or more transactions through the National Market System of the National Association of Securities Dealers Automated Quotation System (the "NASDAQ/NMS"), in the over-the-counter market, in one or more private transactions, or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. A Selling Shareholder may pledge all or a portion of the Shares owned by him as collateral in loan transactions. Upon default by such a Selling Shareholder, the pledgee in such loan transaction would have the same rights of sale as the Selling Shareholder under this Prospectus. A Selling Shareholder may also transfer Shares owned by him by gift and upon any such transfer the donee would have the same rights of sale as such Selling Shareholder under this Prospectus. The Selling Shareholders and any brokers and dealers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

    The Shares are traded on the NASDAQ/National Market System.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.
                    ----------------------------------------

                    The date of this Prospectus is June   , 1997.

                                AVAILABLE INFORMATION


    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with respect to the Company's Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the exhibits thereto.

    Statements contained in this Prospectus or in any documents incorporated in this Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C., and copies of all or any part of it may be obtained from the Commission upon payment of the prescribed fees.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    There are incorporated herein by reference the following documents filed with the Commission by the Company (File No. 1-6906):

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

    (b)      The Company's Proxy Statement dated March 15, 1997; and

    (c) The Company's Quarterly Reports on Form 10-Q for the calendar quarter ended March 31, 1997; and

    (d) The Company's Current Reports on Form 8-K dated March 25, 1997 and May 5, 1997; and

    (e) Description of the Company's Capital Stock as included in the Company's Registration Statement on Form S-3, filed with the Commission on September 13, 1991, Commission File Number 33-42784.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST DIRECTED TO FIRST SECURITY CORPORATION, ATTENTION: SCOTT C. ULBRICH, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SUITE 200, 79 SOUTH MAIN STREET, SALT LAKE CITY, UTAH 84111; TELEPHONE NUMBER (801) 246-5706.

    No agent or officer of the Company, nor any other person, has been authorized to give any information or to make any representations other than as contained herein; and, if given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale or exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs or operations of the Company since the date of this Prospectus, or that the information herein is correct as of any time subsequent to such date.


                                     THE COMPANY

    The Company is a regional bank holding company headquartered in Salt Lake City, Utah. It owns and operates four banks, with offices in the 6 Western States of Idaho, New Mexico, Nevada, Oregon, Utah and Wyoming, and several other financial services companies, some having a national presence. Through its subsidiaries, the Company provides commercial and agricultural finance, consumer banking, trust, capital markets, treasury management, investment management, data processing, leasing and securities brokerage services. At March 31, 1997, the Company and its consolidated subsidiaries had consolidated assets of $14.4 billion, consolidated deposits of $9.3 billion and shareholders' equity of $1.1 billion. The Company has paid a regular dividend on its Common Stock since its incorporation in 1928.

    The Company is a Delaware incorporated multi-bank holding company with its principal executive offices at 79 South Main Street, Salt Lake City, Utah 84111. Its telephone number is (801) 246-6000.

    In addition to its equity investment in its subsidiaries, the Company directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of the Company's cash flow is typically derived from dividends directly from its bank and nonbank subsidiaries, and from interest on loans to the Company's nonbank subsidiaries.

                                 SELLING SHAREHOLDERS

    The 47,767 Shares of the Company's Common Stock described in this Prospectus are owned by the persons listed below. All of the shares offered hereby were acquired by the listed persons in connection with a merger transaction allowing the Company to obtain 100% ownership of First Security Bank, N.A.. The Shares are being registered by the Company for resale by the Selling Shareholders pursuant to certain registration rights agreed between the Company and the Selling Shareholders.

    The Selling Shareholders were all minority shareholders in First Security Bank, N.A., and received their shares in the Company through the merger referred to above. None of the Selling Shareholders participated in the negotiation of the merger agreement through the operation of which the Shares registered hereby were acquired by the Selling Shareholders. A copy of the merger agreement was filed as an exhibit to the Securities Act Registration Statement of which this Prospectus forms a part.

    In recognition of the fact that the Selling Shareholders may wish to be legally permitted to sell their Shares other than in transactions exempt from registration under the securities laws, when they deem such sales to be appropriate, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933 (the "Securities Act"), of which this Prospectus forms part, with respect to the resale of the Shares from time to time. The Shares may be resold in transactions on the NASDAQ/NMS, on which the Shares are included and traded, in other public securities markets or in private transactions or other transactions exempt from registration under the Securities Act. (SEE "Plan of Distribution.")

    The following table shows the names and addresses of the Selling Shareholders, the Shares covered by this Prospectus for each Selling Shareholder, and the shares estimated to be remaining after this Offering:

                                                             SHARES COVERED BY
NAME AND ADDRESS                            SHARES OWNED      THIS PROSPECTUS
----------------                            ------------     -----------------

Wendell King Barnes
1302 Jeff Davis
Tyler, Texas 75703-5542                        5,150              5,150

Beatrice Irene Barrows
777 East 3085 South
Salt Lake City, Utah 84106                     5,987              5,987

Morgan Keegan & Company, Inc.
50 Front Street Morgan Keegan Tower
Memphis, TN 38103                                663                663

CEDE & Company 13-2555119
P.O. Box 20
Bowling Green Station
New York, NY 10004                               663                663

Howard W. Behle
6 Sunny Oaks Drive
San Rafael, CA 94903                          10,623             10,623

Katherine B. Bills and Darrel Bills
619 East 150 South
Kaysville, Utah 84037                          5,150              5,150

Grace Kenosian, Exec, Myrtle Boyd, Exec.
Est. of Elmira Stanard Crosby
c/o: Barbara Hess, Esq.
Lloyd Copenbarger & Assoc.
4675 MaCarthur Ct., Suite 700
Newport Beach, CA 92660                        1,880              1,880

Ann Began Furman
3506 Cameron Mills Road
Alexandria, VA  22305                            663                663

Susan H. King
3091 Ashkirk Loop
Rio Rancho, NM. 87124                          6,567              6,567

Suzanne Hoffman
170 Murwood Drive
Chagrin Falls, OH
44022-1170                                     2,007              2,007

                                                             SHARES COVERED BY
NAME AND ADDRESS                            SHARES OWNED      THIS PROSPECTUS
----------------                            ------------     -----------------

Merrill Lynch Pierce Fenner & Smith, Inc.
P.O. Box 12006 CUSIP 338995913
Church Street Station
Newark, NJ 07101                                   7                   7

Wedbush Morgan Securities
P.O. Box 30014 Terminal Annex
Los Angeles, CA 90030                            719                 719

Randy S. Wicker
9414 Roosevelt Way N-E
Seattle, WA 98115                                719                 719

Roger A. Wicker
38002 15th St. East, #201
Palmdale, CA 93550                               442                 442

Calvin O. Walters and
 Nancy G. Walters JTWROS
5408 Oaklawn Ave.
Edina, MN 55424                                6,527               6,527


TOTAL SHARES                                  47,767              47,767

------------

    The Selling Shareholders had no position, office or other material relationship within the past three years with the Company or any of its affiliates.

    The information set forth above excludes shares of the Company's Common Stock which may be held by the Selling Shareholders or their affiliate that were acquired other than in connection with the First Security Bank, N.A. merger transaction. All of the Shares listed in the preceding table may be offered hereby.


    PLAN OF DISTRIBUTION

    Any distribution of the Shares by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest, may be effected in one or more of the following transactions: (a) to underwriters who will acquire the Shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the NASDAQ/NMS, in special offerings, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; or (c) directly or through brokers or agents in private sales at negotiated prices, or by any other legally available means.

    The Selling Shareholders and any such underwriters, brokers, dealers or agents, upon effecting the sale of the Shares, may be deemed "underwriters" as that term is defined by the Securities Act.

    Underwriters participating in any offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.

    In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

    All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Commissions and discounts, if any, attributable to the sale of the Shares will be borne by the Selling Shareholders. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Company and the Selling Shareholders have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

                                 EXPERTS

    The consolidated financial statements as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The Company's financial statements as of March 31, 1997 and 1996, and for the periods ended March 31, 1997 and 1996, all incorporated by reference, were not audited by Deloitte & Touche LLP or by any other independent auditing firm.

                                 LEGAL MATTERS

    The legality of the Company's Common Stock offered hereby and certain other matters with respect to this offering have been passed upon for the Company by Ray, Quinney & Nebeker P.C. Alonzo W. Watson, who is Assistant Secretary of the Company, and Katie A. Eccles, a daughter of the Chairman and Chief Executive Officer of the Company, are members of the firm of Ray, Quinney & Nebeker. At March 31, 1997, attorneys at Ray Quinney & Nebeker, together with their immediate families, beneficially owned less than 5% of the outstanding shares of Common Stock of the Company.


                                INDEMNIFICATION
                        FOR SECURITIES LAW LIABILITIES

    Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers as well as other employees and individuals in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article 10 of the Company's By-Laws requires indemnification to the full extent permitted under Delaware law and provides certain rights to indemnification for directors, officers and employees of the Company.

    The Company also maintains an insurance policy insuring its Directors and Officers against liability for certain acts or omissions while acting in their official capacities.

    INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE COMPANY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE COMPANY IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE COMPANY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

----------------------------------------
----------------------------------------



    TABLE OF CONTENTS

                                PAGE
                                ----

Available Information............ 2

Incorporation of Certain
  Documents by Reference......... 2

The Company...................... 3

Selling Shareholders............. 4

Experts.......................... 6

Legal Matters.................... 6

Indemnification for
  Securities Law Liabilities..... 7


----------------------------------------
----------------------------------------


----------------------------------------
----------------------------------------


             47,767  Shares








         FIRST SECURITY CORPORATION


               Common Stock



               ------------


               PROSPECTUS




             June   , 1997

----------------------------------------
----------------------------------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses relating to the registration of the Shares will be borne by the registrant. Such expenses are estimated to be as follows:

    Registration fee - Securities and
     Exchange Commission                                   $  391.56

    Accountant's fees                                      $2,500.00

    Legal fees                                             $5,000.00

    Miscellaneous                                          $1,000.00
                                                           ---------

         Total                                             $8,891.56
                                                           ---------
                                                           ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

    The Certificate of Incorporation of First Security Corporation provides for indemnification of directors and officers to the full extent permitted or allowed by the laws of the State of Delaware, as such laws exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than permitted or allowed by Section 145). The registrant also insures its officers and directors to the full extent permitted by Section 145.

    The directors and officers of the Registrant are entitled to indemnification by the Selling Shareholders against liability arising by reason of action by the Selling Shareholders in connection with this registration statement.


ITEM 16.  LIST OF EXHIBITS

    The Exhibits to this registration statement are listed in the Index to Exhibits on page II-6.

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

















                        [THIS SPACE LEFT BLANK INTENTIONALLY]

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, First Security Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah,
on the    th day of June, 1997.

                                       FIRST SECURITY CORPORATION



                                       By: /s/ Morgan J. Evans
                                          -------------------------------------
                                           Morgan J. Evans
                                           President and Chief Operating Officer


                                  POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints
A. Robert Thorup, Esq. and Brad D. Hardy, Esq. and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including pre- and/or post-effective amendments to this Registration Statement, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.

SIGNATURE                              TITLE                        DATE
---------                              -----                        ----


/s/ Spencer F. Eccles        Chairman and Chief
------------------------     Executive Officer, Director        June 19, 1997
Spencer F. Eccles


/s/ Morgan J. Evans          President and Chief
------------------------     Operating Officer, Director        June 19, 1997
Morgan J. Evans

/s/ Scott C. Ulbrich         Executive Vice President
------------------------     Chief Financial Officer            June 19, 1997
Scott C. Ulbrich             (Principal Financial and
                             Accounting Officer)

/s/ James C. Beardall
------------------------     Director                           June 19, 1997
James C. Beardall


/s/ Rodney H. Brady
------------------------     Director                           June 19, 1997
Rodney H. Brady



/s/ James E. Bruce
------------------------     Director                           June 19, 1997
James E. Bruce


/s/ Thomas D. Dee II
------------------------     Director                           June 19, 1997
Thomas D. Dee II


------------------------     Director
Dr. David P. Gardner


/s/ Robert H. Garff
------------------------     Director                           June 19, 1997
Robert H. Garff


/s/ Jay Dee Harris
------------------------     Director                           June 19, 1997
Jay Dee Harris


/s/ Robert T. Heiner
------------------------     Director                           June 19, 1997
Robert T. Heiner


/s/ Karen H. Huntsman
------------------------     Director                           June 19, 1997
Karen H. Huntsman


/s/ G. Frank Joklik
------------------------     Director                           June 19, 1997
G. Frank Joklik

/s/ B.Z. Kastler
------------------------     Director                           June 19, 1997
B. Z. Kastler


------------------------     Director
Joseph G. Maloof


/s/ Scott S. Parker
------------------------     Director                           June 19, 1997
Scott S. Parker


/s/ James L. Sorenson
------------------------     Director                           June 19, 1997
James L. Sorenson


/s/ Harold J. Steele
------------------------     Director                           June 19, 1997
Harold J. Steele


/s/ James R. Wilson
------------------------     Director                           June 19, 1997
James R. Wilson

                                  INDEX TO EXHIBITS


EXHIBIT                                                       SEQUENTIALLY
NUMBER                   DESCRIPTION                          NUMBERED PAGE
-------  ------------------------------------------           -------------
4.       Agreement and Plan of Reorganization,
         dated as of October 31, 1996, by and among First Security Corporation ("FSC"),
         First Security Bank, N.A. and
         First Security Interim Bank

5.       Opinion of Ray Quinney & Nebeker PC

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of Ray Quinney & Nebeker PC                   Included in
                                                                Exhibit 5